UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	December 30, 2016
WEST COAST VENTURES GROUP CORP.
(Exact name of registrant as specified in its charter)
Nevada	000-54948	99-0377575
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
333 City Blvd. West, 17th Floor, Orange CA		92868
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code		714-656-0096

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Explanatory Note

On January 23, 2017, West Coast Ventures Group Corp. (the "Company") filed a Current Report on Form 8-K (the “Form 8-K”) in connection with the entering into of a Definitive Share Exchange Agreement, a change of control of the Company, and a change of directors and officers of the Company. In addition to the Definitive Share Exchange Agreement being filed as an exhibit to the Form 8-K, the Company filed a Unanimous Written Consent of the Directors of the Company as Exhibit 2, which approved the change of the Company's fiscal year end to December 31 (the "Change of Year End").

This Form 8-K/A (Amendment No. 1) dated June 21, 2017 (“Form 8-K/A”), sets forth the disclosure required under Form 8-K Item 5.03 as it relates to the Change of Year End.

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 30, 2016, the Company’s Board of Directors approved a change in its Fiscal Year from April 30 to December 31 to be more efficient for administrative purposes.  The change in fiscal year will become effective for the Company’s 2016 fiscal year which began May 1, 2016 and will end December 31, 2016. The Company plans to file Form 10-Qs for the quarters ended July 31, 2016 and October 31, 2016 and a transition report on Form 10-KT for the eight-month period from May 1, 2016 through December 31, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEST COAST VENTURES GROUP CORP.
/s/ Miroslaw Gorny
Miroslaw Gorny

Date:	June 21, 2017

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